UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 28, 2007

QuickLogic Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA	94089-1138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 990-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 28, 2007, QuickLogic Corporation (the “Company”) appointed Hide L. Tanigami, the Chairman and Chief Executive Officer of Marubun/Arrow USA, LLC and President and Chief Executive Officer of Marubun USA Corporation, to QuickLogic’s board of directors.  Mr. Tanigami will serve as a Class III director and member of the Nominating and Corporate Governance Committee, with a term that expires on the date of QuickLogic’s Annual Meeting of Stockholders in 2008.  There are no arrangements or understandings between Mr. Tanigami and any other person pursuant to which Mr. Tanigami was selected as a director. There are no transactions involving Mr. Tanigami that would be required to be reported under Item 404(a) of Regulation S-K.

Section 9   Financial Statements and Exhibits

Item 9.01(d) Exhibits.

99.1         Press release of QuickLogic Corporation dated March 29, 2007 announcing the appointment of Mr. Hide L. Tanigami to the board of directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2007	QuickLogic Corporation

/s/ E. Thomas Hart
E. Thomas Hart
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of QuickLogic Corporation dated March 29, 2007 announcing the appointment of Mr. Hide L. Tanigami to the board of directors of the Company.